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Exhibit 99.1

Contact:

  Rush Enterprises Inc., San Antonio
  Martin A. Naegelin, Jr., 830-626-5230

  Adam Friedman Associates
  Barbara Cano, 212-981-2529, ext 22

RUSH ENTERPRISES, INC. REPORTS FIRST QUARTER RESULTS
EPS Increases to $0.13 with 44% Increase in Revenues

SAN ANTONIO, Texas, April 20, 2004—Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), whose continuing operations includes the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Texas, today announced results for the first quarter ended March 31, 2004.

In the first quarter, the Company's gross revenues totaled $229.9 million, a 44.0% increase from gross revenues of $159.6 million reported for the first quarter ended March 31, 2003. Income from continuing operations was $2.1 million, or $0.13 per diluted share, during the first quarter of 2004 compared to $0.9 million or $.06 per diluted share in the first quarter of 2003. Net income for the quarter was $2.2 million, or $0.13 per diluted share, compared with net income of $0.3 million, or $0.02 per share, reported in the quarter ended March 31, 2003.

For the first quarter 2004, the Company recorded a net gain from discontinued operations of $53,000, as compared to a loss of $547,000 in the first quarter of 2003. The loss in first quarter of 2003 consisted primarily of operating costs incurred in the liquidation and closing of the Company's retail center in Hockley, Texas.

The Company's heavy-duty truck segment recorded revenues of $217.7 million in the first quarter of 2004, compared to $149.5 million in the first quarter of 2003. The Company delivered 999 new heavy-duty, 327 medium-duty and 775 used trucks during the first quarter of 2004 compared to 637 new heavy-duty, 151 medium-duty and 519 used trucks for the same period in 2003. Parts, service and body shop sales increased 23.8% from $51.2 million in the first quarter of 2003 to $63.4 million in the first quarter of 2004.

The Company's construction equipment segment recorded revenues of $10.5 million in the first quarter of 2004, compared to $8.6 million in the first quarter of 2003. New and used construction equipment unit sales revenue increased 33.3% from $5.7 million in the first quarter of 2003 to $7.5 million in the first quarter of 2004. Parts, service and body shop sales for the first quarter of 2004 remained consistent with the first quarter of 2003 at $2.7 million.

In announcing the results, W. Marvin Rush, Chairman and Chief Executive Officer of Rush Enterprises, said, "Needless to say, we are pleased with our first quarter of the year, as it is evidence that the increasing-demand trend we have predicted is manifesting itself in strong results for Rush. We expect this trend to continue to fuel growth, since the need to replace aging equipment continues to drive demand and our economy continues to improve; for these reasons, the second quarter is looking even stronger."

Mr. Rush continued, "Manufacturers and component suppliers expect sales to approach 186,000 units in 2004, which is a 28% market increase. Rush is well positioned to capitalize on the demand that is anticipated as we continue to improve upon our absorption rates and, correspondingly, our bottom line."

Conference Call

Rush Enterprises will host a conference call to review its first quarter results on April 21, 2004 at 10 a.m. EDT/9 a.m. CDT. The call can be heard live by dialing 888.396.2386 (US) or 617.847.8712

(International) and entering the passcode 99899791, or via the web on the "Events' section of the Company's website at www.RushEnterprises.com, or at www.fulldisclosure.com, or www.streetevents.com. For those who cannot listen to the live broadcast, the Webcast and audio replay will be available until May 3, by dialing 888.286.8010 (US) or 617.801.6888 (International) and entering the passcode 26594480.

About Rush Enterprises

Rush Enterprises operates the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas. Its current operations include a network of dealerships located in Texas, California, Oklahoma, Colorado, Arizona, New Mexico, Alabama and Florida. These dealerships provide an integrated, one-stop source for the retail sale of new and used heavy-duty and medium-duty trucks and construction equipment; aftermarket parts, service and body shop facilities; and a wide array of financial services, including the financing of truck and equipment sales, insurance products and leasing and rentals.

Certain statements contained herein, including those concerning industry conditions, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general economic conditions, cyclicality, economic conditions in the new and used truck and construction equipment markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in filings made by the company with the Securities and Exchange Commission.

-Tables to Follow-

RUSH ENTERPRISES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2004 AND DECEMBER 31, 2003

(In Thousands, Except Shares and Per Share Amounts)

	March 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,520	$34,389
Accounts receivable, net	27,199	24,492
Inventories	153,948	137,423
Prepaid expenses and other	1,373	1,122
Assets held for sale	8,946	8,824
Deferred income taxes	2,863	2,863

Total current assets	221,849	209,113
PROPERTY AND EQUIPMENT, net	117,737	114,477
OTHER ASSETS, net	43,470	43,288

Total assets	$383,056	$366,878

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Floor plan notes payable	$125,522	$108,235
Current maturities of long-term debt	22,851	23,767
Advances outstanding under lines of credit	17,516	17,732
Trade accounts payable	18,426	16,170
Accrued expenses	24,307	29,096

Total current liabilities	208,622	195,000
LONG-TERM DEBT, net of current maturities	66,271	66,261
DEFERRED INCOME TAXES, net	16,911	16,911
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $.01 per share; 1,000 shares authorized; 0 shares outstanding in 2002 and 2003	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 14,121,516 shares outstanding in 2004 and 14,042,304 outstanding in 2003	141	140
Additional paid-in capital	39,727	39,337
Retained earnings	51,384	49,229

Total shareholders' equity	91,252	88,706

Total liabilities and shareholders' equity	$383,056	$366,878

RUSH ENTERPRISES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2004	2003
REVENUES:
New and used truck sales	$146,268	$91,218
Parts and service	67,005	54,711
Construction equipment sales	7,543	5,657
Lease and rental	6,671	6,124
Finance and insurance	1,723	1,368
Other	674	538

Total revenues	229,884	159,616
COST OF PRODUCTS SOLD	188,473	125,442

GROSS PROFIT	41,411	34,174
SELLING, GENERAL AND ADMINISTRATIVE	34,594	29,089
DEPRECIATION AND AMORTIZATION	2,196	2,190

OPERATING INCOME	4,621	2,895
INTEREST EXPENSE, NET	1,547	1,548
GAIN ON SALE OF ASSETS	430	108

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,504	1,455
PROVISION FOR INCOME TAXES	1,402	582

INCOME FROM CONTINUING OPERATIONS	2,102	873
GAIN (LOSS) FROM DISCONTINUED OPERATIONS, NET	53	(547)

NET INCOME	$2,155	$326

EARNINGS PER COMMON SHARE — BASIC
Income from continuing operations	$.15	$.06

Net income	$.15	$.02

EARNINGS PER COMMON SHARE — DILUTED
Income from continuing operations	$.13	$.06

Net income	$.13	$.02

Weighted average shares outstanding:
Basic	14,122	14,004

Diluted	15,996	14,309

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RUSH ENTERPRISES, INC., AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS MARCH 31, 2004 AND DECEMBER 31, 2003 (In Thousands, Except Shares and Per Share Amounts)
RUSH ENTERPRISES, INC., AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts) (Unaudited)